Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each director of Juniper Networks, Inc. whose signature appears below constitutes and appoints Mitchell Gaynor and Robert Dykes, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any post-effective amendments to the S-3 and S-8 registration statements indicated on Schedule A hereto and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Kriens
Scott Kriens	Chairman of the Board	May 31, 2007

Pradeep Sindhu	Vice Chairman of the Board	May 31, 2007

/s/ Robert M. Calderoni
Robert M. Calderoni	Director	May 31, 2007

/s/ Kenneth Goldman
Kenneth Goldman	Director	May 31, 2007

/s/ William R. Hearst III
William R. Hearst III	Director	May 31, 2007

/s/ Michael Lawrie
Michael Lawrie	Director	May 31, 2007

/s/ Stratton Sclavos
Stratton Sclavos	Director	May 31, 2007

/s/ William R. Stensrud
William R. Stensrud	Director	May 31, 2007

Schedule A
List of S-3 Registration Statements

Registration No.	Initial Filing Date	Amount of Securities Registered	Related Transaction(s)
333-106889	June 8, 2003	$400,000,000 principal amount of Notes	2003 Issuance of Zero Coupon Convertible Senior Notes and Common Stock
19,860,973 shares of Common Stock

333-44116	August 18, 2000	462,256 shares of Common Stock	Acquisition of Layer 5
Acquisition of Pacific Advantage, Ltd.
Issuance to Community Foundation Silicon Valley

333-52260	December 20, 2000	828,351 shares of Common Stock	Acquisition of Micro Magic, Incorporated

333-75758	December 21, 2001	7,244,278 shares of Common Stock	Acquisition of Pacific Broadband, Inc.
List of S-8 Registration Statements

Registration No.	Initial Filing Date	Amount of Securities Registered	Related Plan(s)

333-132260	March 7, 2006	7,090,026 of Common Stock	Amended and Restated 1996 Stock Plan

333-118340	August 18, 2004	20,000,000 of Common Stock	Amended and Restated 1996 Stock Plan

333-92086	July 9, 2002	10,457,281 of Common Stock	2000 Non-Statutory Stock Option Plan